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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                     CRESCENDO PHARMACEUTICALS CORPORATION

     FIRST. The name of the corporation is Crescendo Pharmaceuticals
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Corporation.

     SECOND. The address of the registered office of the Corporation in the
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State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle.
The name of its registered agent at such address is Corporation Service Company.

     THIRD. The nature of the business or purposes to be conducted or promoted
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is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of all classes of capital stock which
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the corporation shall have authority to issue is One Hundred (100) shares of
Common Stock with a par value of $1.00 per share.

     FIFTH. The name and mailing address of the sole incorporator is Richard
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Friedman, 525 University Ave., Suite 1100, Palo Alto, CA 94301.

     SIXTH. The corporation is to have perpetual existence.
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     SEVENTH. The board of directors shall have the power to adopt, amend or
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repeal the by-laws.

     EIGHT. No director of the corporation shall be personally liable to the
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corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     I, the undersigned, being the sole incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have hereunto set my hands this 26th day of June, 1997.


                                      /s/ Richard Friedman
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                                      Richard Friedman, Sole Incorporator